Exhibit 99.2

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”), dated as of July 26, 2007, between FNB CORPORATION, a Virginia corporation (“Issuer”), and VIRGINIA FINANCIAL GROUP, INC., a Virginia corporation (“Grantee”).

WITNESSETH

WHEREAS, the Boards of Directors of Grantee and Issuer have approved the strategic business affiliation of their companies through the merger of Grantee and Issuer (the “Merger”) pursuant to the terms and conditions of an Agreement and Plan of Reorganization, dated July 26, 2007, and a related Plan of Merger (together referred to herein as the “Merger Agreement”), which agreement was executed and delivered immediately before the execution and delivery of this Agreement;

WHEREAS, as a condition to and as consideration for Grantee’s entering into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as defined below); and

WHEREAS, in connection with entering into the Merger Agreement, Grantee has issued the Issuer an option pursuant to a Stock Option Agreement in the form attached to the Merger Agreement.

NOW, THEREFORE, in consideration of the premises contained herein and in the Merger Agreement, the parties hereto agree as follows:

1.	Grant of Option.

(a) Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the “Option”) to purchase up to 1,468,591 shares of Issuer’s common stock, par value $5.00 per share (“Common Stock”), at a price equal to the lesser of (i) $31.29 per share or (ii) the closing sale price of the Common Stock on the Nasdaq Global Select Market on the trading day immediately preceding the exercise date, as reported by an authoritative source (the “Option Price”). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth, provided that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer’s issued and outstanding shares of Common Stock, before giving effect to the exercise of the Option.

(b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased or otherwise cease to be outstanding after the date of this Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that after such adjustment such number equals 19.9% of the number of shares of Common Stock then issued and outstanding, before giving effect to the exercise of the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

2.	Exercise of Option.

(a) The holder of the Option (the “Holder”) may exercise the Option, in whole or part, and from time to time, if both a First Triggering Event (as defined below) and a Second Triggering Event (as defined below) shall have occurred before an Exercise Termination Event (as defined below), provided that the Holder has given written notice of such exercise within 180 days following such Second Triggering Event.

(b) Issuer shall notify Grantee promptly in writing of the occurrence of any First Triggering Event or Second Triggering Event of which it has knowledge, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

(c) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is the “Notice Date”) specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the “Closing Date”); provided that if prior notification to or approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or any other regulatory agency is required in connection with such purchase, the Holder shall as soon as reasonably practicable file the required notice or application for approval and shall expeditiously process the same, and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

(d) The following terms have the meanings indicated:

“First Triggering Event” shall mean any of the following events or transactions occurring after the date hereof:

(i) Issuer or any of its Subsidiaries (each an “Issuer Subsidiary”), without having received Grantee’s prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term “person” for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a “Grantee Subsidiary”) or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or a Subsidiary of Grantee. For purposes of this Agreement, “Acquisition Transaction” shall mean (w) a merger, consolidation or share exchange, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”)) of Issuer, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Issuer or any Significant Subsidiary of Issuer, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer, or (z) any substantially similar transaction; provided, that in no event shall any merger, consolidation, purchase or similar transaction that is not entered into in violation of the terms of the Merger Agreement and involves only the Issuer and one or more of its wholly-owned Subsidiaries or only any two or more of such wholly-owned Subsidiaries, be deemed to be an Acquisition Transaction;

(ii) Issuer or any Issuer Subsidiary, without having received Grantee’s prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its intention to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement;

(iii) Any person other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term “beneficial ownership” for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder);

(iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its stockholders that is public or becomes the subject of public disclosure to engage in an Acquisition Transaction;

(v) After the receipt by Issuer or its stockholders of any bona fide inquiry or proposal (or the bona fide indication of any intention to propose) from a third party to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and (y) shall not have been cured before the Notice Date; or

(vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

“Second Triggering Event” shall mean either of the following events or transactions occurring after the date hereof: (i) the acquisition by any person of beneficial ownership of 20% or more of the then outstanding Common Stock; or (ii) the occurrence of the First Triggering Event described in paragraph (i) of the definition thereof, except that the percentage referred to in clause (y) of the definition of Acquisition Transaction shall be 20%.

“Exercise Termination Event” shall mean each of the following: (i) the Effective Date of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof (other than a termination by Grantee pursuant to Section 7.1(d) or pursuant to Section 7.1(c) (unless the breach by Issuer giving rise to such right of termination pursuant to Section 7.1(c) is non-volitional)) if such termination occurs before a First Triggering Event; and (iii) the passage of 18 months after termination of the Merger Agreement if such termination follows a First Triggering Event or is a termination by Grantee pursuant to Section 7.1(d) or pursuant to Section 7.1(c) (unless the breach by Issuer giving rise to such right of termination pursuant to Section 7.1(c) is non-volitional) of the Merger Agreement.

3.	Payment and Delivery of Certificates.

(a) At the Closing Date, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer.

(b) At such closing, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement. Upon the giving by the Holder to Issuer of the written notice of exercise of the Option and the tender of the applicable purchase price, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise.

(c) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

“The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request.”

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act of 1933, as amended (the “Securities Act”).

4.	Exchange and Division of Option.

This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder upon presentation and surrender of this Agreement to Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder, provided that the overall economic impact and intent of this Agreement is preserved. The terms “Agreement” and “Option” as used herein include any Stock Option Agreements and related Options for which this Agreement and the Option granted hereby may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and of reasonably satisfactory indemnification (in the case of loss, theft or destruction), and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date.

5.	Adjustment Upon Changes in Capitalization.

In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock that would cause an adjustment to the number of shares of VFG Common Stock that each share of FNB Common Stock shall represent the right to receive upon conversion under the terms of the Merger Agreement, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer’s obligations hereunder.

6.	Registration Rights.

Upon the occurrence of a Second Triggering Event that occurs before an Exercise Termination Event, Issuer shall, if requested by Grantee within 180 days of such Second Triggering Event, as expeditiously as possible file a registration statement on a form of general use under the Securities Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option (“Option Shares”) in accordance with the intended method of sale or other disposition requested by Grantee. Grantee, at its own expense, shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the date on which such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The first registration effected under this Section 6 shall be at Issuer’s expense except for underwriting commissions and the fees and disbursements of Grantee’s counsel attributable to the registration. A second registration statement may be requested hereunder at Grantee’s expense. In no event shall Issuer be required to effect more than two registrations hereunder. The filing of any registration statement hereunder may be delayed for such period of time as may reasonably be required to facilitate any public distribution by Issuer of its Common Stock. If requested by Grantee, in connection with any such registration, Issuer will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Upon receiving any request from Grantee or an assignee of Grantee under this Section 6, Issuer agrees to send a copy thereof to Grantee and to any assignee of Grantee known to Issuer, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. The request made by Grantee pursuant to this Section 6 may be made on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the Option Shares.

7.	Repurchase of Option and Option Shares by Issuer.

(a) In the event of a Repurchase Event (as defined below), (i) following a request of the Holder delivered before an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder immediately after the Repurchase Event at a price (the “Option Repurchase Price”) equal to the product of the number of shares for which this Option may then be exercised multiplied by the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, and (ii)at the request of the owner of Option Shares from time to time (the “Owner”), delivered before an Exercise Termination Event and within 90 days of the occurrence of a Repurchase Event, Issuer (or any successor thereto) shall repurchase immediately after the Repurchase Event such number of the Option Shares from the Owner as the Owner shall designate at a price (the “Option Share Repurchase Price”) equal to the Market/Offer Price multiplied by the number of Option Shares so designated.

(b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose this Agreement or certificates for Option Shares accompanied by a written notice stating that the Holder or the Owner elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. Within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof, if any, that Issuer is not then prohibited under applicable law and regulation and Order (as defined below) from so delivering.

(c) If Issuer is prohibited under applicable law or regulation or Order from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately notify the Holder and/or the Owner and thereafter deliver from time to time to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation or Order from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full, the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. Notwithstanding the above, Issuer hereby undertakes to use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices, in each case as promptly as practicable in order to accomplish, in full, any repurchase contemplated in this Section 7.

(d) The following terms have the meanings indicated:

“Repurchase Event” shall be deemed to have occurred upon the consummation of (i) an Acquisition Transaction, except that the percentage referred to in clause (y) of the definition thereof shall be 50%, or (ii) the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock.

“Market/Offer Price” shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, and (iv) in the event of a sale of Issuer’s assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to the Issuer.

“Order” shall mean any administrative decision, decree, injunction, judgment, order, memorandum, ruling or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Authority.

8.	Substitute Option.

(a) If Issuer enters into an agreement before an Exercise Termination Event (i) to consolidate with or merge into any person other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person other than Grantee or one of its Subsidiaries to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person other than Grantee or one of its Subsidiaries, then the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into or exchanged for, an option (the “Substitute Option”), at the election of the Holder, of either the Acquiring Company (as defined below) or any person that controls the Acquiring Company.

(b) The Substitute Option shall have the same terms as the Option. If the terms of the Substitute Option cannot for legal reasons be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

(c) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as defined below) as is equal to the Market/Offer Price multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price (as defined below). The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which is the number of shares of Common Stock for which the Option is then exercisable and the denominator of which is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

(d) In no event shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding before exercise of the Substitute Option. If the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding before exercise but for this clause (e), the issuer of the Substitute Option (the “Substitute Option Issuer”) shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (d) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (d). This difference in value shall be determined by a recognized investment banking firm selected by the Holder and reasonably acceptable to the Acquiring Company.

(e) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Company and any person that controls the Acquiring Company assume in writing all the obligations of Issuer hereunder.

(f) The following terms have the meanings indicated:

“Acquiring Company” shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer’s assets.

“Substitute Common Stock” shall mean the common stock issued by the issuer of the Substitute Option upon exercise thereof.

“Average Price” shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

9.	Repurchase of Substitute Option and Substitute Shares.

(a) At the request of the holder of the Substitute Option (the “Substitute Option Holder”), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the “Substitute Option Repurchase Price”) equal to the amount by which (i) the Highest Closing Price (as defined below) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised. At the request of the owner (the “Substitute Share Owner”) of shares of Substitute Common Stock (the “Substitute Shares”), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the “Substitute Share Repurchase Price”) equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term “Highest Closing Price” shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares.

(b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice stating that the Substitute Option Holder or the Substitute Share Owner elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. Within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof, if any, that the Substitute Option Issuer is not then prohibited under applicable law and regulation and Order from so delivering.

(c) If the Substitute Option Issuer is prohibited under applicable law or regulation or Order from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver from time to time to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, that if the Substitute Option Issuer at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 is prohibited under applicable law or regulation or Order from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full, the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Stock it is then so prohibited from repurchasing. Notwithstanding the above, the Substitute Option Issuer shall use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices, in each case as promptly as practicable in order to accomplish, in full, any repurchase contemplated in this Section 9.

10.	Extension of Periods.

The 90-day or 180-day periods for exercise of certain rights under Sections 2, 6, 7 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods; (ii) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise; and (iii) when there exists an Order that prohibits or delays exercise of such right.

11.	Representations of Issuer.

Issuer hereby represents, warrants and covenants to Grantee as follows:

(a) Issuer shall at all times maintain sufficient authorized but unissued shares of Common Stock so that the Option may be exercised without authorization of additional shares of Common Stock.

(b) The shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable.

(c) The Board of Directors of Issuer has approved this Agreement and the transactions contemplated hereby and taken any other action as required to render inapplicable to such agreement and transactions Sections 13.1-725 through 13.1-728 and 13.1-728.1 through 13.1-728.9 of the VSCA and, to the knowledge of Issuer, any similar Takeover Laws.

12.	Representations of Grantee.

Grantee hereby represents and warrants to Issuer that any shares acquired by Grantee upon exercise of the Option will not be acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

13.	Assignment.

Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Second Triggering Event shall have occurred before an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 180 days following such Second Triggering Event; provided, that until the date 15 days following the date on which the Federal Reserve approves an application by Grantee or its transferee to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under this Agreement or the Option created hereunder except in (i) connection with a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, or (iii) any other manner approved by the Federal Reserve. Upon any such assignment, the transferee shall be deemed to be the “Grantee” for purposes of the Option so transferred.

14.	Filings, Etc.

Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the Nasdaq Global Select Market upon official notice of issuance upon official notice of issuance and applying to the Federal Reserve under the Bank Holding Company Act of 1956, as amended, for approval to acquire the shares issuable hereunder, but Grantee shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

15.	Surrender of Option and Option Shares.

(a) At any time during which Issuer would be required to repurchase the Option or any Option Shares pursuant to Section 7, Grantee may, upon proper request or notice, surrender the Option (together with any Option Shares then owned by Grantee) to Issuer in exchange for a cash fee equal to the Surrender Price (as defined below); provided, however, that Grantee may not exercise its rights pursuant to this Section 15 if Issuer has repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The “Surrender Price” shall be equal to (i) $5,500,000, plus (ii) if applicable, the aggregate purchase price previously paid by Grantee with respect to any Option Shares, minus (iii) if applicable, the sum of (A) the excess of (1) the net cash amounts, if any, received by Grantee pursuant to the arms’ length sale of Option Shares to any party not affiliated with Grantee, over (2) the aggregate purchase price previously paid by Grantee with respect to such Option Shares and (B) the net cash amounts, if any, received by Grantee pursuant to an arms’ length sale of a portion of the Option to any party not affiliated with Grantee.

(b) Grantee may exercise its right to surrender the Option and any Option Shares pursuant to this Section 15 by surrendering to Issuer this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to surrender the Option and Option Shares, if any, in accordance with the provisions of this Section 15 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by Issuer.

(c) If Issuer is prohibited under applicable law or regulation or Order from paying the Surrender Price to Grantee in full, Issuer shall immediately notify Grantee and thereafter deliver from time to time to Grantee the portion of the Surrender Price that Issuer is no longer prohibited from paying, within five business days after the date on which Issuer is no longer so prohibited, provided, that if Issuer at any time after delivery of a notice of surrender pursuant to paragraph (b) of this Section 15 is prohibited under applicable law or regulation or Order from paying to Grantee the Surrender Price in full (i) Issuer shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (C) keep Grantee advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same and (ii) Grantee may revoke such notice of surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the Exercise Termination Date shall be extended to a date six months from the date on which the Exercise Termination Date would have occurred if not for the provisions of this Section 15(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section 15).

(d) Grantee shall have rights substantially identical to those set forth in this Section 15 with respect to the Substitute Option and the Substitute Option Issuer during any period in which the Substitute Option Issuer would be required to repurchase the Substitute Option pursuant to Section 9.

16.	Limit on Grantee Profit.

(a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee’s Total Profit (as defined below) exceed $11,750,000 and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to Issuer, or (iv) any combination thereof, so that Grantee’s actually realized Total Profit shall not exceed $11,750,000 after taking into account the foregoing actions.

(b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $11,750,000; provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any date subsequent to such initial date of exercise.

(c) The following terms have the meanings indicated:

“Total Profit” shall mean the aggregate amount, before taxes, of the following: (i) the amount received by Grantee pursuant to Issuer’s repurchase of the Option, or any portion thereof, (ii) the amount received by Grantee pursuant to Issuer’s repurchase of Option Shares, less the purchase price for such Option Shares, (iii) the net cash amounts received by Grantee pursuant to the sale of Option Shares to any unaffiliated party, less Grantee’s purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option, or any portion thereof, to any unaffiliated party, and (v) any amount equivalent to the foregoing with respect to the Substitute Option.

“Notional Total Profit” with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day.

17.	Transfer Restrictions.

The parties hereto acknowledge and agree that the transfer of this Agreement is subject to certain provisions contained herein and to resale restrictions under the Securities Act.

18.	Specific Performance.

The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Agreement by either party hereto and that this Agreement may be enforceable by either party hereto through injunctive or other equitable relief.

19.	Severability.

If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 7, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of Issuer to allow the Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

20.	Notices.

All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered in the manner and to the address provided for in or pursuant to Section 8.5 of the Merger Agreement.

21.	Governing Law.

This Option Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to the conflicts of laws principles thereof.

22.	Counterparts.

This Option Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

23.	Expenses.

Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

24.	Entire Agreement; Third Party Rights.

Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

25.	Defined Terms.

Capitalized terms used but not defined herein and defined in the Merger Agreement shall have the same meanings as in the Merger Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

FNB CORPORATION

By:	/s/ William P. Heath, Jr.
William P. Heath, Jr.
President and Chief Executive Officer

VIRGINIA FINANCIAL GROUP, INC.

By:	/s/ O. R. Barham, Jr.
O. R. Barham, Jr.
President and Chief Executive Officer